Exhibit 99.1

BBQ Holdings, Inc. Reports Results for Third Quarter of Fiscal 2019

MINNEAPOLIS, November 12, 2019 –  BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating owner and operator of barbeque restaurants, globally, today reported financial results for the third fiscal quarter ended September 29, 2019.

Third Quarter 2019 Highlights:

•

Company-owned same store net sales increased 0.4%, driven by a  4.7% increase in To-Go same store net sales and a 12.7% increase in Catering, marking eight of the nine prior quarters experiencing positive comparable sales.

•	Franchise-operated same store net sales increased 2.1% year-over-year.
•	Reacquired five Famous Dave’s franchise stores.
•	Achieved 53% of restaurant sales, net in growing off-premise lines of business and 47% dine-in.
•	Net loss of $50,000, driven by acquisition and pre-opening costs.
•	Adjusted EBITDA of $1.0 million.
•	Generated $1.0 million of operating cash flows.
•	Signed a lease on a 3,000 square foot bar-centric restaurant in the Uptown neighborhood of Minneapolis, which begins the execution of our small-box initiative in our Company-owned stores.
•	Approximately 135,500 downloads of loyalty app since it was launched in December 2018, which generated $1.2 million of system-wide sales through the app in Q3.

Highlights subsequent to the Third Quarter of Fiscal 2019:

•	Quarter-to-date as of November 10, 2019 company-owned comparable sales growth of 7.0%, driven by a 33.9% increase in catering sales and 10.0% increase in To-Go.
•	Improved Dine-In traffic and sales driven by digital marketing initiatives and daily deals.
•	Quarter-to-date as of November 3, 2019 franchise-operated comparable sales growth of 2.8%.
•	Formed a subsidiary with Clark Championship Products LLC with an exclusive license to sell Clark Crew BBQ sauces, rubs, and other consumer packaged goods.

Executive Comments

Jeff Crivello, CEO, commented, “Our financial results for the quarter reflect the investment and resources we have committed to reviving the Famous Dave’s brand and restaurant system performance. Our company-owned restaurants have generated positive comparable sales for eight of the last nine quarters, a statistic that separates us from almost every other multi-location restaurant operator within our industry, and our franchisees have sustained their positive comparable sales trend for this year.  Highlighting the execution of our 2019 strategic plan includes the reinvestment of approximately $10 million into our system through reacquisition of franchise stores and capital expenditures to refresh and update our company-owned restaurants.  The small-format restaurant in Minneapolis and the inaugural Clark Crew BBQ restaurant in Oklahoma City are both on-track for a fourth quarter open.”

Key Operating Metrics

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Restaurant count:
Franchise-operated	96	131	96	131
Company-owned	32	16	32	16
Total	128	147	128	147
Same store net restaurant sales %:
Franchise-operated, domestic	2.1%	(1.4)%	1.4%	(1.3)%
Franchise-operated, international(1)	5.5%	(12.3)%	(6.1)%	(9.7)%
Franchise-operated total	2.1%	(1.8)%	1.2%	(1.5)%
Company-owned	0.4%	2.1%	1.0%	2.8%
Total	1.9%	(1.4)%	1.2%	(1.0)%

(in thousands, expect per share data)

System-wide restaurant sales(2)	$83,477	$90,232	$256,864	$274,661

Net income attributable to shareholders	$17	$1,402	$1,139	$3,792
Adjusted net income attributable to shareholders(3)	168	1,499	2,874	4,157

Net (loss) income attributable to shareholders, per diluted share	$0.00	$0.15	$0.13	$0.45
Adjusted net income attributable to shareholders, per diluted share(3)	0.02	0.16	0.31	0.49

Adjusted EBITDA(3)	$1,095	$2,016	$4,572	$6,510

(1)	International franchise comparable sales declines are primarily related to Puerto Rico, which did not recover from the effects of recent hurricanes.
(2)

System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.

(3)

Adjusted net income (loss) from continuing operations and adjusted EBITDA are non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables.  See “Non-GAAP Reconciliation.”

Third Quarter 2019 Review

Total revenue for the third quarter of 2019 was $23.7 million, up 68.3% from the third quarter of 2018. The increase in year-over-year restaurant sales, net for the three months ended September 29, 2019 was driven primarily by the acquisition of Famous Dave’s stores in Colorado, Michigan, Ohio, Wisconsin, Indiana, Kentucky, Iowa, and Arizona and a 2.1% increase in franchise-operated same store net sales, partially offset by franchise and corporate restaurant closures.

On a weighted basis, same store net sales for our To-Go and Catering lines of business increased 1.5%  and 2.2%, respectively, in the third quarter of fiscal 2019 as compared to the prior year period, partially offset by a decline in our Dine In line of business of 3.3%. During the third quarter of fiscal 2019, Dine In represented approximately 47% of our total restaurant sales, net, while To Go and Catering represented 33% and 20% of restaurant sales, net, respectively.

Restaurant-level operating margin, as a percentage of restaurant sales, net, for Company-owned restaurants was 0.6% compared to 2.0% in the third quarter of fiscal 2018. This decline in restaurant-level operating margin was primarily a result of acquisitions of new stores in 2019, which we believe will stabilize over the remainder of fiscal 2019 and into the first quarter of fiscal 2020.

General and administrative expenses for the three months ended September 29, 2019 and September 30, 2018 represented approximately 11.2% and 13.8% of total revenues, respectively. The increase to general and administrative expenses primarily related to acquisition costs incurred related to our acquisitions and other transactions.

Net income attributable to shareholders was approximately $17,000, or $0.00 per share, in the third quarter of fiscal 2019 compared to net income attributable to shareholders of approximately $1.4 million, or $0.15 per share, in the third quarter of fiscal 2018.  Adjusted net income attributable to shareholders, a non-GAAP measure, was approximately $168,000, or $0.02 per share, compared to adjusted net income attributable to shareholders of approximately $1.5 million, or $0.16 per share, in the third quarter of fiscal 2018. A reconciliation between adjusted net income attributable to shareholders and its most directly comparable GAAP measure is included in the accompanying financial tables.

About BBQ Holdings

BBQ Holdings is a holding company formed for the purposes of developing, owning and franchising the Famous Dave’s and Clark Crew BBQ restaurant brands.  Its menus feature award-winning barbequed and grilled meats, a selection of salads, sandwiches, side items, and made-from-scratch desserts. As of November 12, 2019, the Company owns 32 Famous Dave’s locations and franchises an additional 96 Famous Dave’s restaurants in 32 states, Canada, and United Arab Emirates.  The inaugural Clark Crew BBQ restaurant is opening in Oklahoma City, Oklahoma during the fourth quarter of 2019.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted net income attributable to shareholders is net income attributable to shareholders, plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, net (loss) gain on disposal of equipment, stock-based compensation, severance, acquisition costs, and the related tax impact. This number is divided by the weighted-average number of diluted shares of common stock outstanding during each period presented to arrive at adjusted net income, per share. Adjusted EBITDA is net income (loss),  plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, depreciation and amortization, interest expense, net, net (loss) gain on disposal of equipment, stock-based compensation, severance, acquisition costs and provision (benefit) for income taxes.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings, the timing of refreshes and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:Jeff Crivello – Chief Executive Officer
952-294-1300

Darrow Associates, Inc.
Peter Seltzberg – Managing Director
516-419-9915
pseltzberg@darrowir.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Revenue:
Restaurant sales, net	$20,114	$9,903	$47,326	$28,571
Franchise royalty and fee revenue	2,909	3,462	9,560	10,623
Franchisee national advertising fund contributions	395	497	1,275	1,495
Licensing and other revenue	261	211	839	766
Total revenue	23,679	14,073	59,000	41,455

Costs and expenses:
Food and beverage costs	6,383	3,091	15,068	8,907
Labor and benefits costs	7,477	3,601	17,253	10,158
Operating expenses	6,133	3,011	14,489	8,746
Depreciation and amortization expenses	576	281	1,355	983
General and administrative expenses	2,653	1,937	7,547	5,922
National advertising fund expenses	395	497	1,275	1,495
Asset impairment, estimated lease termination charges and other closing costs, net	214	31	718	143
Pre-opening expenses	94	—	94	—
Net (gain) loss on disposal of property and bargain purchases	(28)	—	(174)	29
Total costs and expenses	23,897	12,449	57,625	36,383

(Loss) Income from operations	(218)	1,624	1,375	5,072

Other income (expense):
Interest expense	(33)	(80)	(392)	(422)
Interest income	27	54	114	79
Total other expense	(6)	(26)	(278)	(343)

(Loss) Income before income taxes	(224)	1,598	1,097	4,729

Income tax benefit (expense)	174	(196)	(25)	(937)

Net (loss) income	(50)	1,402	1,072	3,792
Less: Net loss attributable to non-controlling interest	67	—	67	—
Net income attributable to shareholders	$17	$1,402	$1,139	$3,792

Basic net (loss) income per share attributable to shareholders	$0.00	$0.15	$0.13	$0.45
Diluted net (loss) income per share attributable to shareholders	$0.00	$0.15	$0.12	$0.45
Weighted average shares outstanding - basic	9,105	9,090	9,095	8,435
Weighted average shares outstanding - diluted	9,279	9,111	9,193	8,459

BBQ HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Food and beverage costs(1)	31.7%	31.2%	31.8%	31.2%
Labor and benefits costs(1)	37.2%	36.4%	36.5%	35.6%
Operating expenses(1)	30.5%	30.4%	30.6%	30.6%
Restaurant level operating margin(1)(3)	0.6%	2.0%	1.1%	2.7%
Depreciation and amortization expenses(2)	2.4%	2.0%	2.3%	2.4%
General and administrative expenses(2)	11.2%	13.8%	12.8%	14.3%
(Loss) income from operations(2)	(0.9)%	11.5%	2.3%	12.2%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	September 29, 2019	December 30, 2018
Cash and cash equivalents	$4,932	$11,598
Restricted cash	657	842
Accounts receivable, net of allowance for doubtful accounts of $101,000 and $192,000, respectively	3,597	4,300
Inventories	1,202	722
Prepaid income taxes and income taxes receivable	339	377
Prepaid expenses and other current assets	1,242	1,363
Assets held for sale	2,842	—
Total current assets	14,811	19,202

Property, equipment and leasehold improvements, net	17,816	10,385

Other assets:
Operating lease right-of-use assets	24,863	—
Goodwill	845	61
Intangible assets, net	3,056	1,428
Deferred tax asset, net	5,717	5,747
Other assets	1,766	1,533
	$68,874	$38,356

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,082	$3,765
Current portion of lease liabilities	3,920	—
Current portion of long-term debt and financing lease obligations	101	1,369
Accrued compensation and benefits	1,811	808
Other current liabilities	3,361	2,970
Total current liabilities	14,275	8,912

Long-term liabilities:
Lease liabilities, less current portion	26,478	—
Long-term debt, less current portion	2,471	2,411
Other liabilities	1,707	4,492
Total liabilities	44,931	15,815

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 9,274 and 9,085 shares issued and outstanding at September 29, 2019 and December 30, 2018, respectively	93	91
Additional paid-in capital	7,727	7,375
Retained earnings	16,190	15,075
Total shareholders’ equity	24,010	22,541
Non-controlling interest	(67)	—
Total equity	23,943	22,541
	$68,874	$38,356

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

(unaudited)

	Nine Months Ended
	September 29, 2019	September 30, 2018
Cash flows from operating activities:
Net income	$1,072	$3,792
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	1,355	983
Stock-based compensation	354	225
Net (gain) loss on disposal of property and bargain purchases	(174)	29
Asset impairment and estimated lease termination charges (gain)	660	(257)
Bad debts recovery	(67)	(35)
Deferred income taxes	36	(185)
Other non-cash items	280	(391)
Changes in operating assets and liabilities:
Accounts receivable, net	(495)	(49)
Other assets	(580)	918
Accounts payable	1,371	(183)
Accrued and other liabilities	(356)	(1,023)
Cash flows provided by operating activities	3,456	3,824

Cash flows from investing activities:
Proceeds from the sale of assets	33	1,187
Purchases of property, equipment and leasehold improvements	(3,792)	(597)
Payments for acquired restaurants	(6,188)	(37)
Advances on notes receivable	(150)	(750)
Purchases of held to maturity securities	—	(6,995)
Payments received on note receivable	20	—
Cash flows used for investing activities	(10,077)	(7,192)

Cash flows from financing activities:
Payments for debt issuance costs	(54)	—
Payments on long-term debt and financing lease obligations	(176)	(6,625)
Proceeds from sale of common stock, net of offering costs	—	5,120
Proceeds from exercise of stock options	—	520
Cash flows used for financing activities	(230)	(985)

Decrease in cash, cash equivalents and restricted cash	(6,851)	(4,353)
Cash, cash equivalents and restricted cash, beginning of period	12,440	10,426
Cash, cash equivalents and restricted cash, end of period	$5,589	$6,073

BBQ HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
(dollars in thousands)	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net income attributable to shareholders	$17	$1,402	1,139	3,792
Asset impairment and estimated lease termination charges and other closing costs	214	31	718	143
Net gain on disposal of equipment	(28)	—	(174)	29
Stock-based compensation	131	58	354	225
Acquisition costs	249	—	770	—
Pre-opening costs	94	—	94	—
Severance	10	22	13	58
Tax adjustment	(520)	(14)	(40)	(90)
Adjusted net income	$168	$1,499	$2,874	$4,157
Basic adjusted net income per common share	$0.02	$0.16	$0.32	$0.49
Diluted adjusted net income per common share	$0.02	$0.16	$0.31	$0.49

Weighted average common share outstanding - basic	9,105	9,090	9,095	8,435
Weighted average common share outstanding - diluted	9,279	9,111	9,193	8,459

Net income	$(50)	$1,402	$1,072	$3,792
Asset impairment and estimated lease termination charges and other closing costs	214	31	718	143
Depreciation and amortization	576	281	1,355	983
Interest expense, net	6	26	278	343
Net (gain) loss on disposal of equipment	(28)	—	(174)	29
Stock-based compensation	131	58	354	225
Acquisition costs	249	—	770	—
Pre-opening costs	94	—	94	—
Severance	10	22	13	58
Provision for income taxes	(174)	196	25	937
Adjusted EBITDA	$1,028	$2,016	$4,505	$6,510